UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              _____________________

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 29, 2004

                        Commission file number: 000-16299
                                ________________

                               ANTS SOFTWARE INC.
             (Exact name of registrant as specified in its charter)

                Delaware                                    13-3054685
    (State or other jurisdiction of         (IRS Employer Identification Number)
     Incorporation or Organization)

 801 Mahler Rd, Suite G, Burlingame, CA                       94010
(Address of principal executive offices)                    (Zip Code)

                                 (650) 692-0240
              (Registrant's Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act
       (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
       (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
       Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the
       Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01  Entry into a Material Definitive Agreement.

     On October 29, 2004, ANTs software inc. (the "Company") entered into a Salary Agreement with Girish Mundada, the Company's Vice President of Engineering. Pursuant to such Salary Agreement, Mr. Mundada's salary was reduced, effective October 16, 2004, to 50 percent of his then current salary. The Company agreed to pay Mr. Mundada a contingent bonus equal to his new monthly salary times the number of full months from October 16, 2004 until the date of payment of such bonus, in the event the Company raises $2.5 million (net of commissions) between November 1, 2004 and February 1, 2005 and in the event Mr. Mundada is still employed by the Company at such time. The Salary Agreement is attached hereto as Exhibit 10.1

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     The Board of Directors of the Company designated Mr. Girish Mundada, the Company's Vice President of Engineering, as an officer of the Company effective November 1, 2004. Mr. Mundada's title remains the same. Girish Mundada joined the Company in September 2001. His primary job duty involves management of the software design and development team.

     Prior to joining the Company, Mr. Mundada was the Founder and President of Intereve Corporation and the Vice President of Netsol International Inc. through August 2001. Intereve Corporation was founded in January 1999 and was acquired by Netsol International Inc. in March 2001. Mr. Mundada was responsible for Engineering and Business Development activities at both companies. Prior to that, Mr. Mundada worked at Illustra and Informix from November 1993 to July 2000 in various roles starting as member of the Technical Staff to Senior Manager. Mr. Mundada was responsible for product design and development of the Illustra Database Server and the Informix Universal Database Server.

     As set forth above under Item 1.01, the Company and Mr. Mundada entered into a Salary Agreement on October 29, 2004. Such Salary Agreement provides that
(i) effective October 16, 2004, Mr. Mundada's salary shall be set at One Hundred Thousand dollars ($100,000) per annum, subject to the Company's state federal and other withholding obligations, and that Mr. Mundada's salary shall remain at this level until mutual agreement between Mr. Mundada and the Company, (ii) in the event the Company raises $2.5 million (net of commissions) between November 1, 2004 and February 1, 2005 and in the event Mr. Mundada is still employed by the Company, Mr. Mundada shall receive a bonus in an amount equal to $8,333 times the number of full months from October 16, 2004 until the date of payment of such bonus, and that (iii) Mr. Mundada's employment with the Company is not for a specified term, it is at-will, and may be terminated by Mr. Mundada or the Company at any time without notice, for any reason and for no reason, with or without cause.

ITEM 9.01 Financial Statement and Exhibits.

(c)      Exhibits

         10.1     Salary Agreement between the Company and Girish Mundada.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          ANTs software inc.

Date:  November 2, 2004               By:  /s/     Francis K. Ruotolo
                                          ----------------------------
                                          Francis K. Ruotolo, Chairman
                                          and Chief Executive Officer